                                                                     EXHIBIT 4.3

                                NETIPHONE, INC.

                       FOUNDER STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made as of the July 2, 1996 by and between NetiPhone, Inc., a California corporation (the "Corporation"), and Jerry Chang (the "Purchaser").

     WHEREAS, pursuant to Section 408 of the California General Corporation Law, the Corporation desires to issue, and the Purchaser desires to acquire, stock of the Corporation as herein described, on the terms and conditions hereinafter set forth;

     WHEREAS, the issuance of common stock hereby is in partial consideration for funds advanced to the Corporation by Purchaser, the sum of $8,500.00, which represents all amounts owed by the Corporation to Purchaser as of the date of this Agreement;

     WHEREAS, the issuance of common stock hereby is in connection with a compensatory benefit plan for the employees, directors, officers, advisers or consultants of the Corporation and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act").

     NOW, THEREFORE, IT IS AGREED between the parties as follows:

     1. The Purchaser hereby agrees to purchase from the Corporation, and the Corporation hereby agrees to sell to the Purchaser, an aggregate of one million three hundred fifty thousand (1,350,000) shares of the Common Stock of the Corporation (the "Stock") at $0.01 per share, for an aggregate purchase price of $13,500.00, payable as follows:

     Technology transferred to the Corporation, listed in Exhibit C
     ...............................................................  $5,000.00
     Cancellation of other indebtedness of the Corporation, ( see
     Schedule A)....................................................  $8,500.00

The Purchaser's cancellation of debt hereby extinguishes all outstanding debt of the Corporation to the Purchaser as of the date of this Agreement.

     2. In accordance with Section 408(b) of the California General Corporation Law, the shares to be purchased by the Purchaser pursuant to this Agreement (hereinafter sometimes collectively referred to as the "Stock") shall be subject to the repurchase options of the Corporation set forth in subparagraphs (a) and (b) below ("Purchase Option"):

          (A) In the event the Purchaser ceases to be an employee of the Corporation for any reason (including death), or no reason, with or without cause, then the Corporation shall have the right at any time within ninety (90) business days after said cessation or such longer period as may be determined by the Company if such later repurchase is deemed necessary by the Company for treatment of its stock as Qualified Small Business Stock under Section 1202 of the Internal Revenue Code of 1986, as amended and regulations promulgated thereunder, to exercise its option to repurchase from the Purchaser or his personal representative, as the case may be, at the total price per share indicated above as paid by the Purchaser for such Stock ("Option Price"), up to but not exceeding the number of shares of stock which have not vested under the provisions of paragraph (6) below. As used herein, employment with the Corporation shall include employment with a "parent" or "subsidiary" of the Corporation as those terms are defined in Sections 425(e) and (f) of the Internal Revenue Code of 1986, as amended.

          (B) The Corporation may exercise its purchase option as to the maximum portion of the stock specified in the table below:

                                      PORTION OF STOCK
     IF EMPLOYMENT TERMINATES         SUBJECT TO PURCHASE OPTION

     Within 12 months after
     the Employment Start Date        100%

     Thereafter,                      The percentage
                                      given by the following
                                      formula:

                                      (48 - Number of full
                                      months since the Employment
                                      Start Date) divided by 48

     Your Employment Start Date is June 1, 1996.

          (C) The Corporation shall be entitled to pay for any shares purchased pursuant to its Purchase Option at the Corporation's option in cash or by offset against any indebtedness owing to the Corporation by Purchaser (including without limitation any Note given in payment for the Stock).

          (D) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Corporation (or a parent or subsidiary of the Corporation) to terminate Purchaser's employment for any reason, with or without cause.

     3. The Purchase Option shall be exercised by written notice signed by an officer of the Corporation or by any assignee or assignees of the Corporation and delivered or mailed as provided in paragraph 14. Such notice shall identify the number of shares to be purchased and shall notify the Purchaser of the time, place and date for settlement of such purchase, which shall be scheduled by the Corporation within one hundred fifty (150) business days from the date of cessation of employment.

     4.   If, from time to time during the term of the Purchase Option:

               (I) There is any stock dividend or other distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation; or

               (II) There is any consolidation, merger or sale of all, or substantially all of the assets of the Corporation;

then, in such event, any and all new, substituted or additional securities or other property to which the Purchaser is entitled by reason of its ownership of Stock shall be immediately subject to the Purchase Option and be included in the word "Stock" for all purposes of the Purchase Option with the same force and effect as the shares of the Stock presently subject to the Purchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Purchase Option shall be appropriately adjusted.

     Upon the occurrence of any event specified in clause (ii) above, the Purchase Option may be assigned to any successor to the Corporation, and the Purchase Option shall apply if the Purchaser does not become or shall cease for any reason to be employed by such successor (or its parent or subsidiaries). In such case, the references herein to the "Corporation" shall be deemed to refer to such successor.

     5. All certificates representing any shares of Stock of the Corporation subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

               (I) "The shares represented by this certificate are subject to an option set forth in an agreement between the Corporation and the registered holder, or his predecessor in interest, a copy of which is on file at the principal office of this Corporation. Any transfer or attempted transfer of any shares subject to such option is void without the prior express written consent of the issuer of these shares."

               (II) "The securities represented by this Certificate have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company that such registration is not required."

               (III) Any legend required by the California Commissioner of Corporations or other state securities laws.

     6. Purchaser acknowledges that he is aware that the Stock to be issued to him by the Corporation pursuant to this Agreement has not been registered under the Act, and that the Stock is deemed to constitute "restricted securities" under Rule 701 and Rule 144 promulgated under the Act. In this connection, Purchaser warrants and represents to the Corporation that Purchaser is purchasing the Stock for Purchaser's own account and Purchaser has no present intention of distributing or selling said stock except as permitted under the Act and Section 25102(f) of the California Corporations Code. Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships with the Corporation or any of its officers, directors or controlling persons, or (ii) the capacity to protect his own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of any professional advisors to the Purchaser who are unaffiliated with and who are not compensated by the Corporation or any of its affiliates, directly or indirectly. Purchaser further acknowledges that the exemption from registration under Rule 144 will not be available for at least three years from the date of sale of the Stock unless at least two years from the date of sale
(i) a public trading market then exists for the Common Stock of the Corporation,
(ii) adequate information concerning the Corporation is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Stock may be made only in limited amounts in accordance with such terms and conditions and that exemption from registration under Rule 701 will not be available until ninety days after the Corporation becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and that after such date the Stock may be resold by persons other than affiliates in reliance on Rule 144 without compliance with paragraphs (c),(d),(e) and (h) thereof, and by affiliates without compliance with paragraph (d) thereof.

     7. The Purchaser agrees that during the one hundred eighty (180) day period following the effective date of a registration statement of the Corporation filed under the Act the Purchaser shall not, to the extent requested by the Corporation and any underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound), or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Corporation held by the Purchaser at any time during such period (the "Purchaser's Registrable Securities") except Common Stock included in such registration; provided, however, that:

          (A) such agreement shall be applicable only to the first such registration statement of the Corporation which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

          (B) all officers and directors of the Corporation enter into similar agreements.

     In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Purchaser's Registrable Securities (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     8. The Purchaser shall not transfer by sale, assignment, hypothecation, donation or otherwise any of the Stock or any interest therein subject to the Purchase Option without the prior express written consent of the issuer of the shares. As security for his faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser's Stock upon exercise of the Purchase Option herein provided for, the Purchaser agrees, at the closing hereunder, to deliver to and deposit with Cooley Godward Castro Huddleson & Tatum ("Escrow Agent"), as Escrow Agent in this transaction, three stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit B, together with a certificate or certificates evidencing all of the Stock subject to the Purchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Corporation and the Purchaser set forth in Exhibit A attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

     9. The Purchaser shall be entitled to "piggy-back" registration rights on all registrations of the Corporation subject to the right, however, of the Corporation and its underwriters, to reduce the number of shares proposed to be registered.

     10. The Corporation shall not be required (i) to transfer on its books any shares of Stock of the Corporation which shall have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     11. Subject to the provisions of paragraphs 7, 8 and 10 above, the Purchaser (but not any unapproved transferee) shall exercise all rights and privileges of a shareholder of the Corporation with respect to the Stock.

     12. Paragraphs 2, 3 and 4 of this Agreement shall terminate upon the exercise in full or expiration of the Purchase Option, whichever first occurs.

     13. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

     15. This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, its successors, and assigns. The Purchase Option of the Corporation hereunder shall be assignable by the Corporation at any time or from time to time, in whole or in part.

     16. The Purchaser shall reimburse the Corporation for all costs incurred by the Corporation in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees. It is the intention of the parties that the Corporation, upon exercise of the Purchase Option and payment of the Option Price, pursuant to the terms of this Agreement, shall be entitled to receive the Stock, in specie, in order to have such Stock available for future issuance without dilution of the holdings of other shareholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Corporation for the Stock and that the Corporation shall, upon proper exercise of the Purchase Option, be entitled to specific enforcement of its rights to purchase and receive said Stock.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Corporation's principal place of business.

     18. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement. The closing hereunder, including payment for and delivery of the Stock, shall occur at the offices of the Corporation on July 2, 1996 or at such other time and place as the parties may mutually agree.

     19. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligations on the part of the Purchaser to continue in the employ of the Corporation or of the Corporation to continue the Purchaser in the employ of the Corporation.

     20. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooley Godward Castro Huddleson & Tatum, counsel to the Company and that Cooley Godward does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with its own counsel with respect to this Agreement.

     21. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         NETIPHONE, INC.

                         By:  /s/ Michael F. Vargo

                         Title  Secretary
                                --------------------------------------

                         Address:   828 Nash Road
                                    Los Altos, California  94024

                         PURCHASER:


                         /s/ Jerry Chang
                         ---------------------------------------------
                         Jerry Chang

                         Address:   828 Nash Rd.
                                    Los Altos, CA  94024


ATTACHMENTS

EXHIBIT A   -   Joint Escrow Instructions
EXHIBIT B   -   Stock Assignment Separate from Certificate
EXHIBIT C   -   Technology Transferred by Certain Founders into Corporation

                                NETIPHONE, INC.

                       FOUNDER STOCK PURCHASE AGREEMENT

          THIS AGREEMENT is made as of the July 2, 1996 by and between NetiPhone, Inc., a California corporation (the "Corporation"), and Michael Vargo (the "Purchaser").

          WHEREAS, pursuant to Section 408 of the California General Corporation Law, the Corporation desires to issue, and the Purchaser desires to acquire, stock of the Corporation as herein described, on the terms and conditions hereinafter set forth;

          WHEREAS, the issuance of common stock hereby is in connection with a compensatory benefit plan for the employees, directors, officers, advisers or consultants of the Corporation and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act").

          NOW, THEREFORE, IT IS AGREED between the parties as follows:

          1. The Purchaser hereby agrees to purchase from the Corporation, and the Corporation hereby agrees to sell to the Purchaser, an aggregate of one million three hundred fifty thousand (1,350,000) shares of the Common Stock of the Corporation (the "Stock") at $0.01 per share, for an aggregate purchase price of $13,500.00, payable as follows:

          Promissory Note.................................................  $8,500.00

          Technology transferred to the Corporation, listed in Exhibit C..  $5,000.00

          2. In accordance with Section 408(b) of the California General Corporation Law, the shares to be purchased by the Purchaser pursuant to this Agreement (hereinafter sometimes collectively referred to as the "Stock") shall be subject to the repurchase options of the Corporation set forth in subparagraphs (a) and (b) below ("Purchase Option"):

          (A) In the event the Purchaser ceases to be an employee of the Corporation for any reason (including death), or no reason, with or without cause, then the Corporation shall have the right at any time within ninety (90) business days after said cessation or such longer period as may be determined by the Company if such later repurchase is deemed necessary by the Company for treatment of its stock as Qualified Small Business Stock under Section 1202 of the Internal Revenue Code of 1986, as amended and regulations promulgated thereunder, to exercise its option to repurchase from the Purchaser or his personal representative, as the case may be, at the total price per share indicated above as paid by the Purchaser for such Stock ("Option Price"), up to but not exceeding the number of shares of stock which have not vested under the provisions of paragraph (6) below. As used herein, employment with the Corporation shall include employment with a "parent" or "subsidiary" of the Corporation as those terms are defined in Sections 425(e) and (f) of the Internal Revenue Code of 1986, as amended.

          (B) The Corporation may exercise its purchase option as to the maximum portion of the stock specified in the table below:

                                                    PORTION OF STOCK
     IF EMPLOYMENT TERMINATES                       SUBJECT TO PURCHASE OPTION

     Within 12 months after
     the Employment Start Date                      100%

     Thereafter,                                    The percentage
                                                    given by the following
                                                    formula:

                                                    (48 - Number of full
                                                    months since the Employment
                                                    Start Date) divided by 48

     Your Employment Start Date is July 15, 1996.

          (C) The Corporation shall be entitled to pay for any shares purchased pursuant to its Purchase Option at the Corporation's option in cash or by offset against any indebtedness owing to the Corporation by Purchaser (including without limitation any Note given in payment for the Stock).

          (D) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Corporation (or a parent or subsidiary of the Corporation) to terminate Purchaser's employment for any reason, with or without cause.

     3. The Purchase Option shall be exercised by written notice signed by an officer of the Corporation or by any assignee or assignees of the Corporation and delivered or mailed as provided in paragraph 14. Such notice shall identify the number of shares to be purchased and shall notify the Purchaser of the time, place and date for settlement of such purchase, which shall be scheduled by the Corporation within one hundred fifty (150) business days from the date of cessation of employment.

     4.   If, from time to time during the term of the Purchase Option:

               (I) There is any stock dividend or other distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation; or

               (II) There is any consolidation, merger or sale of all, or substantially all of the assets of the Corporation; then, in such event, any and all new, substituted or additional securities or other property to which the Purchaser is entitled by reason of its ownership of Stock shall be immediately subject to the Purchase Option and be included in the word "Stock" for all purposes of the Purchase Option with the same force and effect as the shares of the Stock presently subject to the Purchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Purchase Option shall be appropriately adjusted.

     Upon the occurrence of any event specified in clause (ii) above, the Purchase Option may be assigned to any successor to the Corporation, and the Purchase Option shall apply if the Purchaser does not become or shall cease for any reason to be employed by such successor (or its parent or subsidiaries). In such case, the references herein to the "Corporation" shall be deemed to refer to such successor.

     5. All certificates representing any shares of Stock of the Corporation subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

               (I) "The shares represented by this certificate are subject to an option set forth in an agreement between the Corporation and the registered holder, or his predecessor in interest, a copy of which is on file at the principal office of this Corporation. Any transfer or attempted transfer of any shares subject to such option is void without the prior express written consent of the issuer of these shares."

               (II) "The securities represented by this Certificate have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company that such registration is not required."

               (III) Any legend required by the California Commissioner of Corporations or other state securities laws.

     6. Purchaser acknowledges that he is aware that the Stock to be issued to him by the Corporation pursuant to this Agreement has not been registered under the Act, and that the Stock is deemed to constitute "restricted securities" under Rule 701 and Rule 144 promulgated under the Act. In this connection, Purchaser warrants and represents to the Corporation that Purchaser is purchasing the Stock for Purchaser's own account and Purchaser has no present intention of distributing or selling said stock except as permitted under the Act and Section 25102(f) of the California Corporations Code. Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships with the Corporation or any of its officers, directors or controlling persons, or (ii) the capacity to protect his own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of any professional advisors to the Purchaser who are unaffiliated with and who are not compensated by the Corporation or any of its affiliates, directly or indirectly. Purchaser further acknowledges that the exemption from registration under Rule 144 will not be available for at least three years from the date of sale of the Stock unless at least two years from the date of sale (i) a public trading market then exists for the Common Stock of the Corporation, (ii) adequate information concerning the Corporation is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Stock may be made only in limited amounts in accordance with such terms and conditions and that exemption from registration under Rule 701 will not be available until ninety days after the Corporation becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and that after such date the Stock may be resold by persons other than affiliates in reliance on Rule 144 without compliance with paragraphs (c),(d),(e) and (h) thereof, and by affiliates without compliance with paragraph (d) thereof.

     7. The Purchaser agrees that during the one hundred eighty (180) day period following the effective date of a registration statement of the Corporation filed under the Act the Purchaser shall not, to the extent requested by the Corporation and any underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound), or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Corporation held by the Purchaser at any time during such period (the "Purchaser's Registrable Securities") except Common Stock included in such registration; provided, however, that:

          (A) such agreement shall be applicable only to the first such registration statement of the Corporation which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

          (B) all officers and directors of the Corporation enter into similar agreements.

     In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Purchaser's Registrable Securities (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     8. The Purchaser shall not transfer by sale, assignment, hypothecation, donation or otherwise any of the Stock or any interest therein subject to the Purchase Option without the prior express written consent of the issuer of the shares. As security for his faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser's Stock upon exercise of the Purchase Option herein provided for, the Purchaser agrees, at the closing hereunder, to deliver to and deposit with Cooley Godward Castro Huddleson & Tatum ("Escrow Agent"), as Escrow Agent in this transaction, three stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit B, together with a certificate or certificates evidencing all of the Stock subject to the Purchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Corporation and the Purchaser set forth in Exhibit A attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

     9. The Purchaser shall be entitled to "piggy-back" registration rights on all registrations of the Corporation subject to the right, however, of the Corporation and its underwriters, to reduce the number of shares proposed to be registered.

     10. The Corporation shall not be required (i) to transfer on its books any shares of Stock of the Corporation which shall have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     11. Subject to the provisions of paragraphs 7, 8 and 10 above, the Purchaser (but not any unapproved transferee) shall exercise all rights and privileges of a shareholder of the Corporation with respect to the Stock.

     12. Paragraphs 2, 3 and 4 of this Agreement shall terminate upon the exercise in full or expiration of the Purchase Option, whichever first occurs.

     13. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

     15. This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, its successors, and assigns. The Purchase Option of the Corporation hereunder shall be assignable by the Corporation at any time or from time to time, in whole or in part.

     16. The Purchaser shall reimburse the Corporation for all costs incurred by the Corporation in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees. It is the intention of the parties that the Corporation, upon exercise of the Purchase Option and payment of the Option Price, pursuant to the terms of this Agreement, shall be entitled to receive the Stock, in specie, in order to have such Stock available for future issuance without dilution of the holdings of other shareholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Corporation for the Stock and that the Corporation shall, upon proper exercise of the Purchase Option, be entitled to specific enforcement of its rights to purchase and receive said Stock.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Corporation's principal place of business.

     18. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement. The closing hereunder, including payment for and delivery of the Stock, shall occur at the offices of the Corporation on July 2, 1996 or at such other time and place as the parties may mutually agree.

     19. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligations on the part of the Purchaser to continue in the employ of the Corporation or of the Corporation to continue the Purchaser in the employ of the Corporation.

     20. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooley Godward Castro Huddleson & Tatum, counsel to the Company and that Cooley Godward does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with its own counsel with respect to this Agreement.

     21. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   NETIPHONE, INC.

                                   By:  /s/ Jerry Chang

                                   Title  President
                                          --------------------------------------

                                   Address:  828 Nash Road
                                             Los Altos, California 94024

                                   PURCHASER:


                                   /s/ Michael F. Vargo
                                   ---------------------------------------------
                                   Michael Vargo

                                   Address:   1133 Orange Avenue
                                              San Carlos, CA 94070

ATTACHMENTS

EXHIBIT A      -    Joint Escrow Instructions
EXHIBIT B      -    Stock Assignment Separate from Certificate
EXHIBIT C      -    Technology Transferred by Certain Founders into Corporation
EXHIBIT D      -    Promissory Note